BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings & Notary Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Douglas DiSanti
340 W. 42nd St.
New York, NY 10036

Work Order #: W2020020501430
February 5, 2020
Receipt Version: 1

Special Handling Instructions:

Submitter ID: 30137

Charges

Description	Filing Number	Filing Date/Time	Filing Status	Qty	Price	Amount
Business Entity Filed Documents	20200464520	2/5/2020 12:37:44 PM	Approved	1	$84.00	$84.00
Total						$84.00

Payments

Type	Description	Payment Status	Amount
Credit Card	58093505164560773030l8	Success	$84.00
Total			$84.00

Credit Balance: $0.00

Douglas DiSanti
340 W. 42nd St.
New York, NY 10036

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number C1211-1987
[signature]	Filing Number 20130773052-80
Secretary of State	Filed On 11/26/2013
State Of Nevada	Number of Pages 2

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

PETROGULF, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Article I has been changed. The new name of the corporation is:

NOVAGANT CORP.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 54.2%

4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature] 11/23/2013
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees

See attached Addendum

CALIFORNIA ALL-PURPOSE CERTIFICATE OF ACKNOWLEDGMENT

State of California

County of LOS ANGELES

On NOV. 23. 2013 before me, A.M. VALLES, NOTARY PUBLIC,
(Here insert name and title of the officer)

personally appeared CHRISTOPHER MEHRAN LOLACHI,

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/~~she/they~~ executed the same in his/~~her/their~~ authorized capacity(ies), and that by his/~~her/their~~ signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature of Notary Public

(Notary Seal)

A. M. VALLES
Commission # 1920541
Notary Public - California
Los Angeles County
My Comm. Expires Jan 6, 2015

ADDITIONAL OPTIONAL INFORMATION

DESCRIPTION OF THE ATTACHED DOCUMENT

Certificate of Amendment.

(Title or description of attached document)

(Title or description of attached document continued)

Number of Pages 1 Document Date 11/23/13

(Additional information)

CAPACITY CLAIMED BY THE SIGNER

- ☐ Individual (s)
- ☐ Corporate Officer

  (Title)
- ☐ Partner(s)
- ☐ Attorney-in-Fact
- ☐ Trustee(s)
- ☐ Other

INSTRUCTIONS FOR COMPLETING THIS FORM

Any acknowledgment completed in California must contain verbiage exactly as appears above in the notary section or a separate acknowledgment form must be properly completed and attached to that document. The only exception is if a document is to be recorded outside of California. In such instances, any alternative acknowledgment verbiage as may be printed on such a document so long as the verbiage does not require the notary to do something that is illegal for a notary in California (i.e. certifying the authorized capacity of the signer). Please check the document carefully for proper notarial wording and attach this form if required.

- State and County information must be the State and County where the document signer(s) personally appeared before the notary public for acknowledgment.
- Date of notarization must be the date that the signer(s) personally appeared which must also be the same date the acknowledgment is completed.
- The notary public must print his or her name as it appears within his or her commission followed by a comma and then your title (notary public).
- Print the name(s) of document signer(s) who personally appear at the time of notarization.
- Indicate the correct singular or plural forms by crossing off incorrect forms (i.e. he/she/they, is /are) or circling the correct forms. Failure to correctly indicate this information may lead to rejection of document recording.
- The notary seal impression must be clear and photographically reproducible. Impression must not cover text or lines. If seal impression smudges, re-seal if a sufficient area permits, otherwise complete a different acknowledgment form.
- Signature of the notary public must match the signature on file with the office of the county clerk.
  - ❖ Additional information is not required but could help to ensure this acknowledgment is not misused or attached to a different document.
  - ❖ Indicate title or type of attached document, number of pages and date.
  - ❖ Indicate the capacity claimed by the signer. If the claimed capacity is a corporate officer, indicate the title (i.e. CEO, CFO, Secretary).
- Securely attach this document to the signed document

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090201

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the Office of	Business Number C1211-1987
	Filing Number 20120527646-35
Secretary of State	Filed On 07/27/2012
State Of Nevada	Number of Pages 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
PETROGULF, INC.

2. The articles have been amended as follows: (provide article numbers, if available)
The total number of shares of Common Stock that the corporation will have authority to issue is Four Hundred Million (400,000,000) shares. The shares shall have a par value of $.001.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 10,539,720 or 89.6%

4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

PETROGULF INC.

CONSENT RESOLUTIONS OF THE SHAREHOLDERS OF THE COMPANY

The undersigned shareholder, representing the a majority of the voting capital stock of the issued and outstanding shares of Petrogulf inc., a Nevada corporation (the "Company" or the "Corporation") listed below, and entitled to vote thereon (the 'Shareholder"), acting pursuant to NRS 78.320, hereby consent to take the following actions and adopt the following resolutions effective as of the date indicated below.

INCREASE AUTHORIZED SHARES

AND WHEREAS the majority shareholder has been advised by the Board of Directors that they deemed it advisable and in the best interests of the Corporation and its shareholders to increase the authorized shares of common stock and has considered certain factors including, but not limited to:

(i) To provide for the Company's plan to grow by acquisition; and

(ii) To provide for the access of funding to facilitate the growth by acquisition; and

WHEREAS the Board of Directors has determined that it is in the best interests of the Company and its shareholders to increase the number of authorized shares from 100,000,000 shares to 400,000,000 shares; and

WHEREAS, the Shareholders believe it is in the best interest of the Corporation to authorize and approve the to increase the number of authorized shares from 100,000,000 shares to 400,000,000 shares, therefore,

THE FOLLOWING CONSENT RESOLUTIONS of the Shareholders were approved by the Shareholder effective as of the 6th day of July, 2012 (the "Effective Date" herein).

NOW THEREFORE BE IT RESOLVED THAT:

1. Ratification of increase in authorized shares:. The Shareholder hereby ratifies, confirms and approves that, upon the number of authorized shares be increased from 100,000,000 to 400,000,000 shares.

2. Ratification of further documents. Any other documents deemed necessary by the

Company be and hereby are authorized to effectuate the increase of authorized shares, and take any other actions on behalf of the Company that the Board of Directors deems desirable or necessary in order to fully effect the resolved change.

GENERAL RESOLUTION

FINALLY, BE IT RESOLVED FURTHER, THAT the Board of Directors and Officers of the Corporation are hereby authorized and instructed to take whatever steps necessary to effectuate the above described resolutions.

IN WITNESS WHEREOF, the undersigned shareholder, representing 10,539,720, shares of Common Stock, or 89.6 percent of the total issued and outstanding Shares of the Corporation's Common Stock on this date have set forth his hand as of this 6th day of July, 2012.

1. By: ________________________

Christopher Lolachi, Shareholder:

Number of Shares of Common Stock: 10,539,720 (89.6%)

RESOLUTION
ADOPTED BY UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF DIRECTORS OF
PETROGULF, INC.

A Nevada Corporation

INCREASE AUTHORIZED SHARES

The undersigned being all of the directors of Petrogulf, Inc, a Nevada corporation ("PTRF"), hereby adopt the following recitals and resolutions by written consent, which shall have the same force and effect as if adopted at a duly convened meeting of the Board of Directors of the Corporation, and which shall be filed with minutes of the Corporation, hereby consent to take the following actions and adopt the following resolutions effective as of the date indicated below.

AND WHEREAS the Board of Directors deemed it advisable and in the best interests of the Corporation and its shareholders to increase the authorized shares of common stock and has considered certain factors including, but not limited to:

(i) To provide for the Company's plan to grow by acquisition; and

(ii) To provide for the access of funding to facilitate the growth by acquisition; and

WHEREAS the Board of Directors has determined that it is in the best interests of the Company and its shareholders to increase the number of authorized shares from 100,000,000 shares to 400,000,000 shares; therefore

NOW THEREFORE BE IT RESOLVED THAT:

1. Ratification of increase in authorized shares:. The Directors hereby ratifies, confirms and approves that, upon the number of authorized shares be increased from 100,000,000 to 400,000,000 shares.

2. Ratification of further documents. Any other documents deemed necessary by the Company be and hereby are authorized to effectuate the increase of authorized shares, and take any other actions on behalf of the Company that the Board of Directors deems desirable or necessary in order to fully effect the resolved change.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the Office of	Business Number C1211-1987
[signature]	Filing Number 20080107369-86
Secretary of State	Filed On 02/14/2008
State Of Nevada	Number of Pages 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Forex Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Name change from Forex Inc. To Petrogulf Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: Yes

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature **(Required)**: X [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the Office of	Business Number C1211-1987
	Filing Number 20070349839-75
Secretary of State	Filed On 05/21/2007
State Of Nevada	Number of Pages 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

EDOLLARS, INC.

2. The articles have been amended as follows (provide article numbers, if available):

Name Change from EDOLLARS, INC. to Forex Inc

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: Yes

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required): X [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Filed in the Office of	Business Number C1211-1987
Dean Heller (signature)	Filing Number 20060663502-50
Secretary of State	Filed On 10/13/2006
State Of Nevada	Number of Pages 1

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

TRIMFAST GROUP, INC.

2. The articles have been amended as follows (provide article numbers, if available):

TRIMFAST GROUP, INC. is to change its name to EDOLLARS, INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: Yes

4. Effective date of filing (optional): 10/15/06

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): *Gene Foland* (signature)

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

(PROFIT) **ANNUAL LIST OF OFFICERS, DIRECTORS AND RESIDENT AGENT OF**

FILE NUMBER C1211-1987

Trimfast Group, Inc.
(Name of Corporation)

A Nevada CORPORATION FOR THE FILING PERIOD ____________ TO ____________
(State of Incorporation)

The corporation's duly appointed resident agent in the State of Nevada upon whom process can be served is:

IF AGENT INFORMATION HAS CHANGED, PLEASE SEE ATTACHED INSTRUCTIONS ON HOW TO OBTAIN THE APPROPRIATE FORM.

Office Use Only

FILED

AUG 14 2000

Dean Heller
Secretary of State

Important: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors. A president, secretary, treasurer and at least one director must be named. Have an officer sign the form. *FORM WILL BE RETURNED IF UNSIGNED*
2. If there are additional directors attach a list of them to this form.
3. Return the completed form with the $85.00 filing fee. A $15.00 penalty must be added for failure to file this form by the last day of the anniversary month of the incorporation/initial registration with this office.
4. Make your check payable to the Secretary of State. Your cancelled check will constitute a certificate to transact business per NRS 78.155. If you need a receipt, return page 2 certificate and ENCLOSE A SELF-ADDRESSED STAMPED ENVELOPE. To receive a certified copy, enclose a copy of this completed form, an additional $10.00 and appropriate instructions.
5. Return the completed form to: Secretary of State, 101 North Carson Street, Suite 3, Carson City, NV 89701-4786. (775) 684-5708.

FILING FEE: $85.00 LATE PENALTY: $15.00

NAME	TITLE(S)	PO BOX	STREET ADDRESS	CITY	ST	ZIP
Michael Muzio	PRESIDENT		777 S. Harbor Island #260	Tampa	FL	33602
Greg Vosler	SECRETARY		777 S. Harbor Island #260	Tampa	FL	33602
Greg Vosler	TREASURER		777 S. Harbor Island #260	Tampa	FL	33602
	DIRECTOR					
	DIRECTOR					
	DIRECTOR					

I hereby certify this annual list.

X Signature of officer [signature] Title(s) General Counsel Date 8/7/00

Nevada Secretary of State Form ANNUAL LIST-PROFIT1999.01
Revised on: 01/11/00

Dean Heller
Nevada Secretary of State
Corporate Information

Name: TRIMFAST GROUP, INC.

Type: Corporation	**File Number:** C1211-1987	**State:** NEVADA	**Incorporated On:** February 23, 1987
Status: Default		**Corp Type:** Regular	
Resident Agent:	HLHK WORLDGROUP INC. (Accepted)		
Address:	3361 WESTWIND ROAD		
	LAS VEGAS	NV	89130
President:	MICHAEL J MUZIO		
Address:	777 S HARBOR ISLAND #260		
	TAMPA	FL	33602
Secretary:	GREGG VOSLER		
Address:	777 S HARBOR ISLAND #260		
	TAMPA	FL	33602
Treasurer:	GREGG VOSLER		
Address:	777 S HARBOR ISLAND #260		
	TAMPA	FL	33602

Return to search menu | Search for another Resident Agent

Search for another Officer | Search for another Corporation

$100.

ANNUAL LIST OF OFFICERS, DIRECTORS AND AGENT OF

FILE NUMBER C1211-1987

Corporation name: TrimFast Group, Inc.

The Corporation's duly appointed Resident Agent in the State of Nevada upon whom process can be served is:

Paul J. Malikowski
33 West Eighth Street
Reno, Nevada 89503

☐ IF THE ABOVE INFORMATION IS INCORRECT, PLEASE CHECK THIS BOX AND A CHANGE OF RESIDENT AGENT/ADDRESS FORM WILL BE SENT.

FOR OFFICE USE ONLY
FILED (DATE)
FILED
AUG 1 0 1999
Secretary of State

PLEASE READ INSTRUCTIONS BEFORE COMPLETING AND RETURNING THIS FORM.

1. Include the names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer and all Directors must be named. There must be at least one director. Last year's information has been preprinted. If you need to make changes, cross out the incorrect information and insert the new information above it. An officer must sign the form. FORM WILL BE RETURNED IF UNSIGNED.
2. If there are additional directors attach a list of them to this form.
3. Return the completed form with the $85.00 filing fee. A $15.00 penalty must be added for failure to file this form by the deadline indicated at the top of this form.
4. Make your check payable to the Secretary of State. If you need the below attachment file stamped, enclose a self-addressed stamped envelope. To receive a certified copy, enclose a copy of this completed form, an additional $10.00 and appropriate instructions.
5. Return the completed form to: Secretary of State, Capitol Complex, Carson City, NV 89710. (702) 687-5203

FILING FEE: $85.00 LATE PENALTY: $15.00

Name / Street Address	Title / City	ST	ZIP
Michael J. Muzio 777 S. Harbour Island Blvd Suite 260	PRESIDENT Tampa	FL	33602
Gregg Vosler 777 S. Harbour Island Blvd Suite 260	SECRETARY Tampa	FL	33602
Gregg Vosler 777 S. Harbour Island Blvd Suite 260	TREASURER Tampa	FL	33602
Michael J. Muzio 777 South Harbour Island Blvd Suite 260	DIRECTOR Tampa	FL	33602
Gregg Vosler 777 S. Harbour Island Blvd Suite 260	DIRECTOR Tampa	FL	33602
Christopher C. Hee 3520 W. Waters Avenue	DIRECTOR Tampa	FL	33614

I hereby certify this annual list.

X Signature of officer [signature] Title(s) President Date 7/19/99

CERTIFICATE STATE OF NEVADA — SECRETARY OF STATE FILE NUMBER

The Secretary of State of Nevada does hereby certify that the above corporation after having paid the annual fee of $85.00 for filing in this office a list of its officers and directors and designation of resident agent for the above filing period, together with penalty in the sum of and having also filed the aforesaid list as required by Nevada Revised Statutes Sections 78.150-78.165 and 80.110-80.140, as amended, is hereby authorized to transact and conduct business within this state for the aforesaid period.

THIS CERTIFICATE BECOMES A RECEIPT UPON BEING VALIDATED BY THE OFFICE OF SECRETARY OF STATE

DEAN HELLER
Secretary of State

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK OF TRIMFAST GROUP, INC.

TrimFast Group, Inc. (the "**Company**"), a corporation organized and existing under the General Corporation Law of the State of Nevada, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Articles of Incorporation, as amended, of the Company, and pursuant to Sections 78.195, 78.1955 and 78.196 of the General Corporation Law of the State of Nevada, the Board of Directors of the Company at a meeting duly held, adopted resolutions (i) authorizing a series of the Company's previously authorized preferred stock, par value $100 per share, and (ii) providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of fifteen thousand (15,000) shares of Series A Preferred Stock of the Company, as follows:

RESOLVED, that the Company is authorized to issue 15,000 shares of Series A Preferred Stock (the "**Preferred Shares**"), par value $.01 per share, which shall have the following powers, designations, preferences and other special rights:

(1) Dividends.

(a) Regular Dividends. Each holder (a "**Holder**" and, collectively, the "**Holders**") of the Preferred Shares shall be entitled to receive on each July 1 and January 1, or if such date is not a Business Day, the immediately subsequent Business Day, commencing January 1, 2000 (each, a "**Dividend Payment Date**"), dividends at a rate of eight percent (8%) per annum, computed on the basis of $100.00 per Preferred Share. Such dividends shall be cumulative from (and including) such Preferred Share's Issuance Date (as defined below) and shall accrue daily, whether or not earned or declared, thereafter until paid and be calculated on the basis of a 360 day year. Dividends shall be payable in cash; provided, however that in lieu of paying such dividends in cash, the Company may, at its option, pay any or all of such dividends by delivery of a number of shares of Company common stock equal to the quotient of (x) the dollar amount of the Regular Dividends to be paid on such Dividend Payment Date, divided by (y) the Conversion Price determined on the day which is the third (3rd) Business Day prior to the Dividend Payment Date. In the event the Company pays Regular Dividends in shares of

(C) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Fixed Conversion Price in effect at the time of such change shall be adjusted to the Fixed Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(g)(i)(C), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of the Preferred Shares are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Fixed Conversion Price then in effect.

(i) Treatment of Expired Options and Unexercised Convertible Securities. If, in any case, the total number of shares of Common Stock issuable upon the exercise of any Option or upon exercise, conversion or exchange of any Convertible Security is not, in fact, issued and the rights to exercise or terminated, the Fixed Conversion Price then in effect will be readjusted to the Fixed Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof) never been issued.

(D) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the fair market value of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as

is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Holders of a majority of the Preferred Shares then outstanding. If such parties are unable to reach agreement within 10 days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five business days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holders of a majority of the Preferred Shares then outstanding. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(E) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(F) Certain Definitions. For purposes of this Section 2(g)(i), the following terms have the respective meanings set forth below:

(I) "Approved Stock Plan" shall mean any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director, consultant or other service provider for services provided to the Company.

(II) "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2(g)(i)(A) and 2(g)(i)(B) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon conversion of the Preferred Shares.

(III) "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(IV) "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable for Common Stock.

(ii) <u>Adjustment of Fixed Conversion Price upon Subdivision or Combination of Common Stock</u>. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Fixed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Fixed Conversion Price in effect immediately prior to such combination will be proportionately increased.

(iii) [Reserved].

(iv) <u>Holder's Right of Alternative Floating Conversion Price Following Issuance of Convertible Securities</u>. If after the Closing Date the Company in any manner issues or sells Convertible Securities that are convertible into or exchangeable for Common Stock at a price which varies with the market price of the Common Stock (the formulation for such variable price being herein referred to as, the "Variable Price") and such Variable Price is not calculated using the same formula used to calculate the Floating Conversion Price in effect immediately prior to the time of such issue or sale, the Company shall provide written notice thereof via facsimile and overnight courier to each Holder of the Preferred Shares ("Variable Notice") on the date of issuance of such Convertible Securities. From and after the date the Company issues any such Convertible Securities with a Variable Price, a Holder of Preferred Shares shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Floating Conversion Price upon conversion of any Preferred Shares by designating in the Conversion Notice delivered upon conversion of such Preferred Shares that solely for purposes of such conversion the Holder is relying on the Variable Price rather than the Floating Conversion Price then in effect. A Holder's election to rely on a Variable Price for a particular conversion of Preferred Shares shall not obligate the Holder to rely on a Variable Price for any future conversions of Preferred Shares.

(v) <u>Other Events</u>. If any event occurs of the type contemplated by the provisions of this Section 3(e) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holders of the Preferred Shares; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 3(e).

(vi) Notices.

(A) Immediately upon any adjustment of the Conversion Price, the Company will give written notice thereof to each Holder of Preferred Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment.

(B) The Company will give written notice to each Holder of Preferred Shares at least twenty (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change (as defined below), dissolution or liquidation, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

(C) The Company will also give written notice to each Holder of Preferred Shares at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

(3) Redemption at Option of Holders.

(a) Redemption Option Upon Major Transaction. In addition to all other rights of the Holders of Preferred Shares contained herein, upon the consummation of a Major Transaction (as defined below), each Holder of Preferred Shares shall have the right, at such Holder's option, to require the Company to redeem all or a portion of such Holder's Preferred Shares at a price per Preferred Share equal to the greater of (i) 125% of the Stated Value of such Preferred Share and (ii) the product of (A) the Conversion Rate in effect at such time as such Holder delivers a Notice of Redemption at Option of Buyer Upon Major Transaction (as defined below) and (B) the Closing Sale Price of the Common Stock on the date immediately preceding such Major Transaction on which the Principal Market, or the market or exchange where the Common Stock is then traded, is open for trading (**"Major Transaction Redemption Price"**).

(b) Redemption Option Upon Triggering Event. In addition to all other rights of the Holders of Preferred Shares contained herein, after a Triggering Event (as defined below), each Holder of Preferred Shares shall have the right, at such Holder's option, to require the Company to redeem all or a portion of such Holder's Preferred Shares at a price per Preferred Share equal to the greater of (i) 125% of the Stated Value and (ii) the product of (A) the Conversion Rate in effect at such time as such Holder delivers a Notice of Redemption at Option of Buyer Upon a Triggering Event (as defined below) and (B) the Closing Sale Price of the Common Stock on the date immediately preceding such Triggering Event on which the Principal Market, or the market or exchange where the Common Stock is then traded, is open for trading (**"Triggering Event Redemption Price"** and, collectively with **"Major Transaction Redemption Price,"** the **"Redemption Price"**).

(c) "Major Transaction". A **"Major Transaction"** shall be deemed to have occurred at such time as any of the following events:

(i) the consolidation, merger or other business combination of the Company with or into another Person (other than pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company) involving the issuance, exchange or sale of more than 30% of the shares of Common Stock then outstanding;

(ii) the sale or transfer of all or substantially all of the Company's assets; or

(iii) a purchase, tender or exchange offer made to the holders of more than 30% of the outstanding shares of Common Stock.

(d) "Triggering Event". A "Triggering Event" shall be deemed to have occurred at such time as any of the following events:

(i) the failure of the Registration Statement to be declared effective by the SEC on or prior to the date that is 120 days after the Issuance Date;

(ii) while the Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Holder of the Preferred Shares for sale of all of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of five (5) consecutive trading days, provided that the cause of such lapse or unavailability is not due to factors solely within the control of such Holder of Preferred Shares;

(iii) the suspension from trading or failure of the Common Stock to be listed on the Nasdaq National Market, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc. for a period of five (5) consecutive trading days or for more than an aggregate of ten (10) trading days in any 365-day period (provided that such failure shall not constitute a Triggering Event if caused by Holders of Preferred Shares pursuant to Section 4(c) below);

(iv) the Company's or the Transfer Agent's notice to any Holder of Preferred Shares, including by way of public announcement, at any time, of its intention not to comply with a request for conversion of any Preferred Shares into shares of Common Stock that is tendered in accordance with the provisions of this Certificate of Designations, or the failure of the Transfer Agent to comply with a Conversion Notice tendered in accordance with the provisions of this Certificate of Designations within ten (10) Business Days after the receipt by the Transfer Agent of the Conversion Notice;

(v) upon the Company's receipt of a Conversion Notice, the Company shall not be obligated to issue the Conversion Shares due to the provisions of Section 12; or

(vi) the Company breaches any representation, warranty, covenant or other term or condition of the Securities Purchase Agreement, the Registration Rights Agreement, this Certificate of Designations or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated thereby and hereby, except to the extent that such breach would not have a Material Adverse Effect (as defined in Section 3(a) of the Securities Purchase Agreement) and except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least ten (10) days.

(e) Mechanics of Redemption at Option of Buyer Upon Major Transaction. No sooner than 15 days nor later than 10 days prior to the consummation of a Major Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier ("**Notice of Major Transaction**") to each Holder of Preferred Shares, which notice shall include the date by which a Holder receiving a Notice of Major Transaction must provide the Company with notice of its intent to exercise its redemption rights hereunder (which date shall not be sooner than five business days after the date of the Notice of Major Transaction (the "**Major Transaction Response Date**")). The Company shall publicly disclose the material facts of such Major Transaction prior to or concurrently with providing the Notice of Major Transaction, such public disclosure to be made not later than 10 days prior to the consummation of such Major Transaction. At any time after receipt of a Notice of Major Transaction and prior to the Major Transaction Response Date (or, in the event a Notice of Major Transaction is not delivered at least 10 days prior to a Major Transaction, at any time prior to the consummation of a Major Transaction) any Holder of Preferred Shares then outstanding may require the Company to redeem all of the Holder's Preferred Shares then outstanding by delivering written notice thereof via facsimile and overnight courier ("**Notice of Redemption at Option of Buyer Upon Major Transaction**") to the Company, which Notice of Redemption at Option of Buyer Upon Major Transaction shall indicate (i) the number of Preferred Shares that such Holder is electing to redeem and (ii) the applicable Major Transaction Redemption Price, as calculated pursuant to Section 3(a).

(f) Mechanics of Redemption at Option of Buyer Upon Triggering Event. Within one (1) day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier ("**Notice of Triggering Event**") to each Holder of Preferred Shares. At any time after the earlier of a Holder's receipt of a Notice of Triggering Event and such Holder becoming aware of a Triggering Event, any Holder of Preferred Shares then outstanding may require the Company to redeem all of the Preferred Shares by delivering written notice thereof via facsimile and overnight courier ("**Notice of Redemption at Option of Buyer Upon Triggering Event**") to the Company, which Notice of Redemption at Option of Buyer Upon Triggering Event shall indicate (i) the number of Preferred Shares that such Holder is electing to redeem and

(ii) the applicable Triggering Event Redemption Price, as calculated pursuant to Section 3(b) above.

(g) Payment of Redemption Price. Upon the Company's receipt of a Notice(s) of Redemption at Option of Buyer Upon Major Transaction or a Notice(s) of Redemption at Option of Buyer Upon Triggering Event, as the case may be, from any Holder of Preferred Shares, the Company shall immediately notify each Holder of Preferred Shares by facsimile of the Company's receipt of such notices and each Holder which has sent such a notice shall promptly submit to the Transfer Agent such Holder's Preferred Stock Certificates which such Holder has elected to have redeemed. The Company shall deliver the applicable Redemption Price to such Holder within five (5) Business Days after the Company's receipt of a Notice of Redemption at Option of Buyer Upon Triggering Event or Notice of Redemption at Option of Buyer Upon Major Transaction; provided that a Holder's Preferred Stock Certificates shall have been so delivered to the Transfer Agent. If the Company is unable to redeem all of the Preferred Shares submitted for redemption, the Company shall (i) redeem a pro rata amount from each Holder of Preferred Shares based on the number of Preferred Shares submitted for redemption by such Holder relative to the total number of Preferred Shares submitted for redemption by all Holders of Preferred Shares and (ii) in addition to any remedy such Holder of Preferred Shares may have under this Certificate of Designations and the Securities Purchase Agreement, pay to each Holder interest at the rate of 2.0% per month (prorated for partial months) in respect of each unredeemed Preferred Share until paid in full.

(h) Void Redemption. In the event that the Company does not pay the Redemption Price within the time period set forth in Section 3(g), at any time thereafter and until the Company pays such unpaid applicable Redemption Price in full, a Holder of Preferred Shares shall have the option (the "**Void Optional Redemption Option**") to, in lieu of redemption, require the Company to promptly return to such Holder any or all of the Preferred Shares that were submitted for redemption by such Holder under this Section 3 and for which the applicable Redemption Price (together with any interest thereon) has not been paid, by sending written notice thereof to the Company via facsimile (the "**Void Optional Redemption Notice**"). Upon the Company's receipt of such Void Optional Redemption Notice, (i) the Notice of Redemption at Option of Buyer Upon Triggering Event or the Notice of Redemption at Option of Buyer Upon Major Transaction, as the case may be, shall be null and void with respect to those Preferred Shares subject to the Void Optional Redemption Notice, (ii) the Company shall immediately return any Preferred Shares subject to the Void Optional Redemption Notice, (iii) the Fixed Conversion Price of such returned Preferred Shares shall be adjusted to the lesser of (A) the Fixed Conversion Price as in effect on the date on which the Void Optional Redemption Notice is delivered to the Company and (B) the lowest Closing Bid Price during the period beginning on the date on which the Notice of Redemption at Option of Buyer Upon Major Transaction or the Notice of Redemption at Option of Buyer Upon Triggering event, as the case may be, is delivered to the Company and ending on the date on which the Void Optional Redemption Notice is delivered to the Company, and (iv) the

Conversion Percentage in effect at such time shall be reduced by a number of percentage points equal to the product of (A) .25 and (B) the number of days in the period beginning on the date which is five business days after the date on which the Notice of Redemption at Option of Buyer Upon Major Transaction or the Notice of Redemption at Option of Buyer Upon Triggering Event, as the case may be, is delivered to the Company and ending on the date on which the Void Optional Redemption Notice is delivered to the Company.

(i) Disputes; Miscellaneous. In the event of a dispute as to the determination of the Closing Bid Price, the Closing Sale Price or the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to Section 2(e)(iii) above with the term "Closing Bid Price" and/or "Closing Sale Price", as the case may be, being substituted for the term "Market Price" and the term "Redemption Price" being substituted for the term "Conversion Rate". A Holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice. Payments provided for in this Section 3 shall have priority to payments to other stockholders in connection with a Major Transaction. In the event of a redemption pursuant to this Section 3 of less than all of the Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the Holder of such Preferred Shares a preferred stock certificate representing the remaining Preferred Shares which have not been redeemed.

(4) Other Rights of Holders.

(a) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "**Organic Change**". Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring Person or (ii) other Organic Change following which the Company is not a surviving entity, the Company will secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the "**Acquiring Entity**") a written agreement (in form and substance satisfactory to the Holders of a majority of the Preferred Shares then outstanding) to deliver to each Holder of Preferred Shares in exchange for such shares, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to the Preferred Shares, including, without limitation, having a stated value and liquidation preference equal to the Stated Value and the Liquidation Preference of the Preferred Shares held by such Holder, and satisfactory to the Holders of a majority of the Preferred Shares then outstanding. Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the Holders of a majority of the Preferred Shares then outstanding) to insure that each of the Holders of the Preferred Shares will thereafter have the right to acquire and receive

in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such Holder's Preferred Shares such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the conversion of such Holder's Preferred Shares as of the date of such Organic Change (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares).

(b) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "**Purchase Rights**"), then the Holders of Preferred Shares will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record Holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(c) Forced Delisting. If a redemption voided pursuant to Section 3(h) was caused by a Triggering Event involving the Company's inability to issue Conversion Shares because of the Primary Exchange Cap (as defined in Section 12), and if so directed by the Holders of at least two-thirds (2/3) of the Preferred Shares then outstanding, including shares of Preferred Shares submitted for redemption pursuant to Section 3 with respect to which the applicable Redemption Price has not been paid, in a Void Mandatory Redemption Notice, the Company shall immediately delist the Common Stock from exchange or automated quotation system on which the Common Stock is traded and have the Common Stock, at such Holders' option, traded on the electronic bulletin board or the "pink sheets".

(5) [Reserved.]

(6) Reservation of Shares.

(a) Authorized and Reserved Amount. The Company shall, at all times so long as any of the Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, such number of shares (the "**Reserved Amount**") of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Shares then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than two hundred percent (200%) of the number of shares of Common Stock for which the Preferred Shares are at any time convertible

(including but not limited to any accrued but unpaid Regular Dividends, assuming any such accrued but unpaid Regular Dividends are paid on such date by delivery of shares of Common Stock if the Company elected to pay such Regular Dividends in Common Stock) (the "**Minimum Amount**"). The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the Holders of the Preferred Shares based on the number of Preferred Shares held by each Holder at the time of issuance of the Preferred Shares or increase in the number of reserved shares, as the case may be. In the event a Holder shall sell or otherwise transfer any of such Holder's Preferred Shares, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the remaining Holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such Holders.

(b) Increases to Reserved Amount. Without limiting any other provision of this Section 6, if the Reserved Amount for any three (3) consecutive trading days (the last of such three (3) trading days being the "**Reservation Trigger Date**") shall be less than two hundred percent (200%) of the number of shares of Common Stock issuable upon conversion of the Preferred Shares on such trading days (a "**Share Authorization Failure**"), the Company shall immediately notify all Holders of such occurrence and shall take action as soon as possible, but in any event within thirty (30) days after a Reservation Trigger Date (including, if necessary, seeking shareholder approval to authorize the issuance of additional shares of Common Stock) to increase the Reserved Amount to two hundred fifty percent (250%) of the number of shares of Common Stock then issuable upon conversion of the Preferred Shares.

(7) Voting Rights. Holders of Preferred Shares shall have no voting rights, except as required by law, including but not limited to the General Corporation Law of the State of Nevada, and as expressly provided in this Certificate of Designations.

(8) Liquidation, Dissolution, Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the Holders of the Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "**Liquidation Funds**"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Preferred Share equal to $100 and any accrued but unpaid Regular Dividends and Participating Dividends (such sum being referred to as the "**Liquidation Preference**"); provided that, if the Liquidation Funds are insufficient to pay the full amount due to the Holders of Preferred Shares and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred Shares as to payments of Liquidation Funds (the "**Pari Passu Shares**"), then each Holder of Preferred Shares and Pari Passu Shares shall receive a percentage of the

Company common stock, such common shares shall also have the registration rights set forth in the Registration Rights Agreement (defined below) and shall be considered Registrable Securities for purposes of the Registration Rights Agreement.

(b) Participating Dividends. In the event any dividend or other distribution payable in cash or other property is declared on the Common Stock (defined below), each Holder on the record date for such dividend or distribution shall be entitled to receive per Preferred Share on the date of payment or distribution of such dividend or other distribution the amount of cash or property equal to the cash or property which would be received by the Holders of the number of shares of Common Stock into which such Preferred Share would be converted pursuant to Section 2 hereof immediately prior to such record date.

(2) Conversion of Preferred Shares. Preferred Shares shall be convertible into shares of the Company's common stock, par value $.001 per share (the **"Common Stock"**), on the terms and conditions set forth in this Section 2.

(a) Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(i) **"Business Day"** means any day in which the Principal Market is open for business.

(ii) **"Closing Date"** has the same meaning as the term is defined in the Securities Purchase Agreement, entered into by and between the Company and certain investors, dated July 16, 1999.

(iii) **"Conversion Price"** means, as of any Conversion Date (as defined below) or other date of determination, the lower of (A) the Fixed Conversion Price and (B) the Floating Conversion Price, each in effect as of such date and subject to adjustment as provided herein.

(iv) **"Fixed Conversion Price"** means $8.5938 subject to adjustment as provided herein.

(v) **"Floating Conversion Price"** means, as of any date of determination, the amount obtained by multiplying (A) the Conversion Percentage in effect as of such date by (B) the Market Price for the Common Stock, subject to adjustment as provided herein.

(vi) **"Conversion Percentage"** means eighty percent (80%), subject to adjustment as provided herein.

(vii) **"Market Price"** means, with respect to any security for any period, that price which shall be computed as the equally-weighted arithmetic average of

Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights, as a percentage of the full amount of Liquidation Funds payable to all Holders of Preferred Shares and holders of Pari Passu Shares. In addition to the receipt of the Liquidation Preference, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the Holders of the Preferred Shares shall be entitled to receive Liquidation Funds distributed to holders of Common Stock, after the Liquidation Preference has been paid, to the same extent as if such Holders of Preferred Shares had converted the Preferred Shares into Common Stock (without regard to any limitations on conversions herein or elsewhere) and had held such shares of Common Stock on the record date for such distribution of the remaining Liquidation Funds. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. No Holder of Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Company other than the amounts provided for herein; provided that a Holder of Preferred Shares shall be entitled to all amounts previously accrued with respect to amounts owed hereunder.

(9) Preferred Rank. All shares of Common Stock shall be of junior rank to all Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. Without the prior express written consent of the Holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Without the prior express written consent of the Holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, the Company shall not hereafter authorize or make any amendment to the Company's Articles of Incorporation or bylaws, or file any resolution of the board of directors of the Company with the Nevada Secretary of State or enter into any agreement containing any provisions, which would adversely affect or otherwise impair the rights or relative priority of the Holders of the Preferred Shares relative to the holders of the Common Stock or the holders of any other class of capital stock. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

(10) Participation. Subject to the rights of the Holders, if any, of the Pari Passu Shares, the Holders of the Preferred Shares shall, as Holders of Preferred Stock, be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such Holders of Preferred Shares had converted the Preferred Shares

into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

(11) Restriction on Redemption and Cash Dividends. Until all of the Preferred Shares have been converted or redeemed as provided herein, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, its Common Stock without the prior express written consent of the Holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares.

(12) Limitation on Number of Conversion Shares. The Company shall not be obligated to issue any shares of Common Stock upon conversion of the Preferred Shares if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon Conversion of the Preferred Shares (the "**Exchange Cap**") without breaching the Company's obligations under the rules or regulations of the Principal Market, or the market or exchange where the Common Stock is then traded, except that such limitation shall not apply in the event that the Company (a) obtains the approval of its stockholders as required by the applicable rules of the Principal Market, or the market or exchange where the Common Stock is then traded, (or any successor rule or regulation) for issuances of Common Stock in excess of such amount or (b) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holders of a majority of the Preferred Shares then outstanding. Until such approval or written opinion is obtained, no purchaser of Preferred Shares pursuant to the Securities Purchase Agreement (the "**Purchasers**") shall be issued, upon conversion of Preferred Shares, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the number of Preferred Shares issued to such Purchaser pursuant to the Securities Purchase Agreement and the denominator of which is the aggregate amount of all the Preferred Shares issued to the Purchasers pursuant to the Securities Purchase Agreement (the "**Cap Allocation Amount**"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Preferred Shares, the transferee shall be allocated a pro rata portion of such Purchaser's Cap Allocation Amount. In the event that any Holder of Preferred Shares shall convert all of such Holder's Preferred Shares into a number of shares of Common Stock which, in the aggregate, is less than such Holder's Cap Allocation Amount, then the difference between such Holder's Cap Allocation Amount and the number of shares of Common Stock actually issued to such Holder shall be allocated to the respective Cap Allocation Amounts of the remaining Holders of Preferred Shares on a pro rata basis in proportion to the number of Preferred Shares then held by each such Holder.

(13) Vote to Change the Terms of Preferred Shares. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the Holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares, shall be required for any change to this Certificate of Designations or the Company's Articles

of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Preferred Shares.

(14) Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the Holder contemporaneously requests the Company to convert such Preferred Shares into Common Stock.

(15) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each Holder of Preferred Shares that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders of the Preferred Shares and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holders of the Preferred Shares shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(16) Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designations shall limit or modify any more general provision contained herein. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Buyers and shall not be construed against any person as the drafter hereof.

(17) Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder of Preferred Shares in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by Michael Muzio, its President, and Gregg Vosler, its Secretary, as of the 16th day of July, 1999.

TRIMFAST GROUP, INC.

By: [signature]
Name: Michael Muzio
Title: President

By: [signature]
Name: Gregg Vosler
Title: Secretary

State of Florida)
) ss
County of Hillsborough)

I, Kimberly E. Mann, a Notary Public, do hereby affirm that the signatures of Michael Muzio, and Gregg Vosler are true and correct. I hereto affix my notary seal this 16th day of July, 1999.

[signature] Kimberly E. Mann
[Name] Kimberly E. Mann

STATE OF FLORIDA NOTARY PUBLIC
KIMBERLY E. MANN
My Comm Exp. 8/9/2002
No. CC 765618
[✓] Personally Known [ ] Other I.D.

My Commission Expires:

August 9, 2002

EXHIBIT I

CONVERSION NOTICE

Reference is made to the Certificate of Designations, Preferences and Rights of TrimFast Group, Inc. (the "**Certificate of Designations**"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series [A] Preferred Stock, par value $100 per share (the "**Preferred Shares**"), of TrimFast Group, Inc., a Nevada corporation (the "**Company**"), indicated below into shares of Common Stock, par value $____ per share (the "**Common Stock**"), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

Date of Conversion:______________________________

Number of Preferred Shares to be converted:______________________________

Stock certificate no(s). of Preferred Shares to be converted:______________________________

Please confirm the following information:

Conversion Price:______________________________

Number of shares of Common Stock to be issued: ______________________________

Is the alternative Floating Conversion Price being relied on pursuant to Section 2(g)(iv) of the Certificate of Designations? (check one) YES ____ No ____

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

Issue to: ______________________________
____
____

Facsimile Number: ______________________________

Authorization: ______________________________
By: ______________________________
Title: ______________________________

Dated: ______________________________

Account Number:
(if electronic book entry transfer): ______________________________

Transaction Code Number
(if electronic book entry transfer): ______________________________

the three (3) lowest Closing Bid Prices (as defined below) for such security during the period of the thirty (30) consecutive trading days immediately preceding such date of determination. (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

(viii) "**Closing Bid Price**" means, for any security as of any date, the last closing bid price for such security on the Principal Market (as defined below) as reported by Bloomberg Financial Markets ("**Bloomberg**"), or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holders of Preferred Shares. If the Company and the Holders of Preferred Shares are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(e)(iii) below with the term "Closing Bid Price" being substituted for the term "Market Price." (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

(ix) "**Closing Sale Price**" means, for any security as of any date, the last closing trade price for such security on the Principal Market (as defined below) as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the last closing ask price of such security as reported by Bloomberg, or, if no last closing ask price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Sale Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holders of Preferred Shares. If the Company and the Holders of Preferred Shares are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(e)(iii) below with the term "Closing Sale Price" being substituted for the term "Market Price." (All such

determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

(x) **"Issuance Date"** means, with respect to each Preferred Share, the date of issuance of the applicable Preferred Share.

(xi) **"Person"** means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(xii) **"Principal Market"** means the Nasdaq National Market **[or the Nasdaq Small Cap Market]**.

(xiii) **"Registration Rights Agreement"** means that certain Registration Rights Agreement entered into by and between the Company and certain investors, dated as of July 16, 1999.

(xiv) **"Stated Value"** means $100.00.

(b) Holder's Conversion Right. Subject to the provisions of Section 2(d) below, at any time or times on or after the Issuance Date (as defined below), any Holder of Preferred Shares shall be entitled to convert any whole number of Preferred Shares into fully paid and nonassessable shares of Common Stock in accordance with Section 2(e), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one Preferred Share by a Holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share.

(c) Conversion Rate. The number of shares of Common Stock issuable upon conversion of each Preferred Share pursuant to Section 2(b) shall be determined according to the following formula (the **"Conversion Rate"**):

$$\frac{\text{Stated Value}}{\text{Conversion Price}}$$

(d) Limitations on Conversion. Without the prior consent of the Company, a Holder shall not be entitled to convert any Preferred Shares during the period beginning on and including the Issuance Date and ending on and including the date that is 120 days after the Issuance Date. Without the prior consent of the Company, a Holder shall not be entitled to convert an aggregate number of Preferred Shares during the period beginning on and including the date which is 121 days after the Issuance Date and ending

on and including the date which is 150 days after the Issuance Date in excess of thirty-four percent (34%) of the number of Preferred Shares purchased by such Holder on such Issuance Date. Without the prior consent of the Company, a Holder shall not be entitled to convert an aggregate number of Preferred Shares during the period beginning on and including the date which is 151 days after the Issuance Date and ending on and including the date which is 180 days after the Issuance Date in excess of sixty-seven percent (67%) of the number of Preferred Shares purchased by such Holder on such Issuance Date. Beginning on and including the date which is 181 days after the Issuance Date, a Holder shall be entitled to convert an aggregate number of Preferred Shares which is one hundred percent (100%) of the number of Preferred Shares purchased by such Holder on the Issuance Date.

Notwithstanding the foregoing, the conversion restriction set forth in this Section 2(d) shall not apply (A) at any time on and after the occurrence of a Material Adverse Change (as defined below) or (B) at any time on and after the date of the issuance by the Company of any Convertible Securities (as defined in Section 2(g)(i)(F) other than the Preferred Shares. For purposes of this Section 2(d), "**Material Adverse Change**" means any change, event, result or happening involving, directly or indirectly, the Company or any of its subsidiaries resulting in a material adverse effect on the business, prospects, financial condition or results or operations of the Company and its subsidiaries, taken as a whole, including, without limitation, an event constituting a Triggering Event or Major Transaction.

(e) Mechanics of Conversion. The conversion of Preferred Shares shall be conducted in the following manner:

(i) Holder's Delivery Requirements. To convert Preferred Shares into shares of Common Stock on any date (the "**Conversion Date**"), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., Central Time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "**Conversion Notice**") to the Company's designated transfer agent (the "**Transfer Agent**") with a copy thereof to the Company and (B) surrender to a common carrier for delivery to the Transfer Agent as soon as practicable following such date the original certificates representing the Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "**Preferred Stock Certificates**").

(ii) Company's Response. Upon receipt by the Company of a copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. Upon receipt by the Transfer Agent of the Preferred Stock Certificates to be converted pursuant to a Conversion Notice, the Transfer Agent shall, on the next business day following the date of receipt (or the second business day following the date of receipt if received after 11:00 a.m. local time

of the Transfer Agent), (A) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, or (B) provided the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of Preferred Shares being converted, then the Transfer Agent shall, as soon as practicable and in no event later than three (3) Business Days after receipt of the Preferred Stock Certificate(s) and at its own expense, issue and deliver to the Holder a new Preferred Stock Certificate representing the number of Preferred Shares not converted.

(iii) Dispute Resolution. In the case of a dispute as to the determination of the Market Price or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the Holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the Holder via facsimile within one (1) Business Day of receipt of such Holder's Conversion Notice. If such Holder and the Company are unable to agree upon the determination of the Market Price or arithmetic calculation of the Conversion Rate within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall within one (1) Business Day submit via facsimile (A) the disputed determination of the Market Price to an independent, reputable investment bank selected by the affected Holders and approved by the Company or (B) the disputed arithmetic calculation of the Conversion Rate to the Company's independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error.

(iv) Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(v) Company's Failure to Timely Convert.

(A) Cash Damages. If within five (5) Business Days after the Transfer Agent's receipt of the Preferred Stock Certificates to be converted and a copy of the Conversion Notice (the "**Share Delivery Period**") the Transfer Agent shall fail to issue a certificate to a Holder or credit such Holder's balance account

with The Depository Trust Company for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of Preferred Shares or to issue a new Preferred Stock Certificate representing the number of Preferred Shares to which such Holder is entitled pursuant to Section 2(e)(ii) (a "**Conversion Failure**"), in addition to all other available remedies which such Holder may pursue hereunder and under the Securities Purchase Agreement between the Company and the initial Holders of the Preferred Shares (the "**Securities Purchase Agreement**") (including indemnification pursuant to the provisions thereof), the Company shall pay additional damages to such Holder on each date after such fifth (5th) Business Day such conversion is not timely effected and/or such Preferred Stock Certificate is not delivered in an amount equal to 1.0% of the product of (I) the sum of the number of shares of Common Stock not issued to the Holder on a timely basis pursuant to Section 2(e)(ii) and to which such Holder is entitled and, in the event the Company has failed to deliver a Preferred Stock Certificate to the Holder on a timely basis pursuant to Section 2(e)(ii), the number of shares of Common Stock issuable upon conversion of the Preferred Shares represented by such Preferred Stock Certificate, as of the last possible date which the Company could have issued such Preferred Stock Certificate to such Holder without violating Section 2(e)(ii) and (II) the Closing Sale Price of the Common Stock on the last possible date which the Company could have issued such Common Stock or such Preferred Stock Certificate, as the case may be, to such Holder without violating Section 2(e)(ii). If the Company fails to pay the additional damages set forth in this Section 2(e)(v) within five (5) Business Days of the date incurred, then the Holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of such cash damages, the number of shares of Common Stock equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by the Holder in the Conversion Notice and such shares of Common Stock shall be considered Registrable Securities pursuant to the Registration Rights Agreements and shall have the respective registration rights thereunder.

(B) Void Conversion Notice; Adjustment to Conversion Price. If for any reason a Holder has not received all of the shares of Common Stock prior to the tenth (10th) Business Day after the expiration of the Share Delivery Period with respect to a conversion of Preferred Shares, then the Holder, upon written notice to the Transfer Agent, with a copy to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any Preferred Shares that have not been converted pursuant to such Holder's Conversion Notice; provided that the voiding of a Holder's Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 2(e)(v)(A) or otherwise. Thereafter, the Fixed Conversion Price of any Preferred Shares returned or retained by the Holder for failure to timely convert shall be adjusted

to the lesser of (I) the Fixed Conversion Price in effect as on the date on which the Holder voided the Conversion Notice and (II) the lowest Closing Bid Price during the period beginning on the Conversion Date and ending on the date such Holder voided the Conversion Notice.

(vi) Pro Rata Conversion and Redemption. In the event the Company receives a Conversion Notice from more than one Holder of Preferred Shares for the same Conversion Date and the Company can convert some, but not all, of such Preferred Shares, the Company shall convert from each Holder of Preferred Shares electing to have Preferred Shares converted at such time a pro rata amount of such Holder's Preferred Shares submitted for conversion based on the number of Preferred Shares submitted for conversion on such date by such Holder relative to the number of Preferred Shares submitted for conversion on such date.

(vii) [Reserved.]

(f) Taxes. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon the conversion of Preferred Shares.

(g) Adjustments to Conversion Price. The Conversion Price will be subject to adjustment from time to time as provided in this Section 2(g).

(i) Adjustment of Fixed Conversion Price upon Issuance of Common Stock. If and whenever on or after the date of issuance of the Preferred Shares, the Company issues or sells, or in accordance with this Section 2(g) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued by the Company in connection with an Approved Stock Plan (as defined below) or upon conversion of the Preferred Shares) for a consideration per share less than the lesser of (A) the Market Price of the Common Stock on the date of such issuance or sale and (B) the Fixed Conversion Price in effect immediately prior to such time (the "**Applicable Price**"), then immediately after such issue or sale, the Fixed Conversion Price then in effect shall be reduced to an amount equal to the product of (x) the Fixed Conversion Price in effect immediately prior to such issue or sale and (y) the quotient of (1) the sum of (I) the product of the Applicable Price and the number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such issue or sale and (II) the consideration, if any, received by the Company upon such issue or sale, divided by (2) the product of (I) the Applicable Price multiplied by (II) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. For purposes of determining the adjusted Fixed Conversion Price under this Section 2(g)(i), the following shall be applicable:

(A) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of

Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(g)(i)(A), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 2(g)(i)(A) to the extent that such adjustment is based solely on the fact that the Convertible Securities issuable upon exercise of such Option are convertible into or exchangeable for Common Stock at a price which varies with the market price of the Common Stock.

(B) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 2(g)(i)(B), the "price per share for which one share of Common Stock is issuable upon such conversion or exchange" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange of such Convertible Security. No further adjustment of the Fixed Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Fixed Conversion Price had been or are to be made pursuant to other provisions of this Section 2(g)(i), no further adjustment of the Fixed Conversion Price shall be made by reason of such issue or sale. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 2(g)(i)(B) to the extent that such adjustment is based solely on the fact that such Convertible Securities are convertible into or exchangeable for Common Stock at a price which varies with the market price of the Common Stock.

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

SEP 04 1998
No. C1211-87
Dean Heller
DEAN HELLER, SECRETARY OF STATE

Fax:9310743

Sep Additional $$ P.02 FY[illegible]
HKHL WORLD GROUP INC
Amt. 25.00 Bal. 162.00
09/04/1998 BY SSH
($100)

CERTIFICATE OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
HLHK WORLD GROUP, INC.

HLHK World Group, Inc. a corporation organized under the laws of the state of Nevada, February 23, 1987 hereby adopts the following Articles of Amendment to its Articles of Incorporation pursuant to the provisions of Nevada Revised Statutes 78.385 and 78.390.

I.

The Articles of Incorporation shall be amended to read as follows:

ARTICLE I

NAME: The name of the corporation(hereinafter called the "Corporation" shall be TrimFast Group, Inc.

ARTICLE IV.

CLASSES OF STOCK: The Company is hereby authorized to issue 20 million shares of Class A Preferred Stock, $.01 par value and 20 million shares of Class B Preferred Stock, $.01 par value with such rights and preferences as determined by the Board of Directors. There shall be no change in the number of authorized shares of common stock.

II.

The date of the adoption of the foregoing amendments by the shareholders was August 21, 1998. The number of shares outstanding in the Corporation and entitled to vote on the

amendment was 21,849,741. All stock in the corporation is entitled to one vote per share for each matter coming before the meeting of the shareholders

III.

The number of shares that voted in favor to the above amendment was 18,707,827. The number of shares that voted against the above amendment was -0-.

HLHK WORLD GROUP, INC.

[signature]
BY: MICHAEL MUZIO, president

[signature]
BY: VELMA TRONOLONE, secretary

State of Florida >
>
County of Palm Beach >

Before me this 3rd day of September 1998 personally appeared Michael Muzio, the president of HLHK World Group, Inc. who being duly sworn did acknowledge that he executed the forgoing instrument.

[signature]
Notary Public

Jeffrey G Klein
My Commission CC617371
Expires January 28, 2001

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

FEB 23 1987

FRANKIE SUE DEL PAPA SECRETARY OF STATE

No. 1211-87

FILING FEE: $150.00
BY: INTERWEST TRANSFER CO.,
P O BOX 17136
SALT LAKE CITY, UTAH 84117

ARTICLES OF INCORPORATION

OF

KENDREY SYSTEMS, INC.

We, the undersigned natural persons acting as incorporators of the corporation under the Nevada Business Corporations Act adopt the following Articles of Incorporation for such corporation.

ARTICLE I

Name. The name of the corporation (hereinafter called "Corporation") is KENDREY SYSTEMS, INC.

ARTICLE II

Period of Duration. The period of duration of the Corporation is perpetual.

ARTICLE III

Purposes and Powers. The purpose for which this Corporation is organized is to engage in the business of investing in investments of all forms and nature and to engage in any and all other lawful business.

ARTICLE IV

Capitalization. The Corporation shall have the authority to issue 100,000,000 shares of stock having a par value of one mil ($.001). All stock of the Corporation shall be of the same class and shall have the same rights and preferences. Fully paid stock of this Corporation shall not be liable for further call or assessment. The

THIS ORIGINAL DOCUMENT IS OF POOR QUALITY AND MAY NOT MAKE A LEGIBLE MICROFORM

authorized trading shares shall be issued at the discretion of the Directors.

ARTICLE V

Commencement of Business. The Corporation shall not commence business until at least One Thousand Dollars ($1,000) has been received by the Corporation as consideration for the issuance of its shares.

ARTICLE VI

Initial Registered Office and Initial Registered Agent. The address of the initial registered office of the Corporation is [illegible] Ellis Way, Elko, Nevada 89801, and the initial registered agent of the Corporation at such address is Gateway Enterprises, Inc.

ARTICLE VII

Directors. The minimum number of Directors of this Corporation shall be at least equal to the number of shareholders of the Corporation. At such time as there are at least three shareholders of the Corporation the minimum number of Directors of the Corporation shall be three and the maximum number of Directors of the Corporation shall be nine. Directors need not be stockholders in the Corporation but shall be elected by the stockholders of the Corporation. The number of Directors constituting the initial Board of directors is one (1) and the name and post office address of the persons who shall serve as Directors until their successors are elected and qualified are:

W. Sterling Mason, Jr.
1547 South 1300 East

Salt Lake City, Utah 84105

ARTICLE [illegible]

Incorporators. The name and post office address of each incorporator is:

W. Sterling Mason, Jr.
[illegible] South 1300 East
Salt Lake City, Utah 84105

ARTICLE [illegible]

[illegible] Rights. There sha[illegible] [illegible] unissued and [illegible] of the [illegible] Corporation.

ARTICLE [illegible]

Voting of Shares. Each [illegible] share of common stock of the Corporation shall be entitled to [illegible] vote on each matter submitted to a vote of the meeting of the stockholders. Each stockholder sha[illegible] be entitled to vote his or [illegible] shares in person or [illegible] in writing by such stockholder [illegible] attorney-in-fact. At each election [illegible] entitled to vote [illegible] shall have the [illegible] person or by proxy the number of shares owned [illegible] as many persons as there are [illegible] to be elected and [illegible] or [illegible] has the right to vote, but no shareholder sha[illegible] to accumulate his or its vote[illegible] regard to such election.

ARTICLE VI

Declaration Of Partial Liquidating Dividends. The Board of

Directors shall have the authority to declare, in its discretion, the dividends permitted by law, including dividends in cash and property, and shall, in addition, have authority to [illegible] any [illegible] dividends by the Corporation [illegible] the consent [illegible] of the shareholders.

STATE OF UTAH)
) ss.
COUNTY OF SALT LAKE)

[illegible] 17th [illegible] February [illegible]

[illegible]

[illegible]

[illegible]

2-26-87